Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EZGO Technologies Ltd. of our report dated January 17, 2025, relating to the consolidated financial statements of EZGO Technologies Ltd. (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended September 30, 2024.

/s/ HTL International, LLC HTL International, LLC
Houston, Texas
February 18, 2025